U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2021

Mobiquity Technologies, Inc.

(Exact name of registrant as specified in its charter)

New York

(State or jurisdiction of incorporation or organization)

000-51160

(Commission File Number)

11-3427886

(I.R.S. Employer Identification Number)

          35 Torrington Lane, Shoreham, NY 11786

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (516) 246-9422

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2021, Mobiquity Technologies, Inc. (the “Company”), entered into securities purchase agreements (the “SPAs”) dated as of September 20, 2021, with two accredited investors, Talos Victory Fund, LLC and Blue Lake Partners LLC (the “Holders”), pursuant to which the Company issued 10% promissory notes (the “Notes”) with a maturity date of September 20, 2022 (the “Maturity Date”), in the aggregate principal amount of $1,125,000. In addition, the Company issued warrants to purchase an aggregate of 56,250 shares of its common stock to the Holders pursuant to the SPAs.

Pursuant to the terms of the Notes, the Company agreed to pay the aggregate principal sum of $1,125,000 with interest at the annual rate of 10% per annum to the Holders. The Notes carry original issue discount of $112,500 in the aggregate. The Company is required to make interim payments to the Holders in the aggregate amount of $225,000, on or before March 18, 2022, towards the repayment of the balance of the Notes. The Company may prepay the principal sum under the Notes then outstanding plus accrued and unpaid interest in full at any time without any prepayment premium; however the Company is required to pay a minimum amount of the first twelve months of interest under the Notes.

Spartan Capital Securities LLC and Revere Securities LLC acted as placement agents on this transaction.

Accordingly, on the closing date of the SPAs, the Holders delivered the net amount of $910,000 of the purchase price to the Company in exchange for the Notes. The Company intends to use the proceeds for its general operational expenses.

The Holders may convert the Notes and exercise the warrants into the Company’s common stock (subject to contractual beneficial ownership limitations of 4.99%). The Holders have the right to convert the Notes at any time into shares of common stock at a conversion price of $5.00 per share; provided, however, if the Company consummates a so-called uplisting offering to a national exchange within 180 days after the closing date, then the Note conversion price shall adjust to equal 70% of the price per share of common stock in that offering. The warrants may also be exercised at any time from date of issuance over a period of five years at the exercise price then in effect. The initial warrant exercise price shall equal $10.00 per share; provided however, if the Company consummates the uplisting offering within the 180-day period noted above, then the exercise price shall adjust to equal 130% of the price per share in that offering. The warrants contain cashless exercise provisions. Both the Notes and the warrants contain customary anti-dilution provisions which could cause an adjustment to the conversion price of the Notes and the exercise price of the warrants.

The Notes provide that so long as the Company has any obligations under the Notes, the Company will not, among other things:

•	Incur or guarantee any indebtedness which is senior or equal to the Notes.

•	Redeem or repurchase any shares of stock, warrants, rights or options without the Holders’ consent.

•	Sell, lease or otherwise dispose of a significant portion of its assets without the Holders’ consent.

The Notes contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Notes or SPAs.

In an Event of Default under the Notes, which has not been cured within any applicable cure period, if any, the Notes shall become immediately due and payable and the Company shall pay to the Holders, in full satisfaction of its obligations hereunder, an amount equal to the principal sum then outstanding plus accrued interest, multiplied by 125% (the “Default Amount”). Additionally, upon the occurrence of an Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 16% per annum or the highest rate permitted by law.

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The Notes also provide that while the Notes are outstanding, if the Company issues any securities, or amends the terms of securities which were outstanding at the time the Notes were issued, upon terms which are more favorable to the holders of those securities than the terms of the Notes, warrants, the SPAs and other related transaction documents, in the reasonable opinion of the Holders, then the Notes and related transaction documents will be automatically adjusted to include those more favorable provisions.

The Company also granted the Holders certain demand and piggy-back registration rights covering the resale of the shares underlying the Notes and the warrants. The Company is required to file a registration statement within 45 days of September 20, 2021 to register for resale the maximum number of registrable securities that are permitted to be included therein in accordance with applicable SEC rules, regulations, interpretations so as to permit the resale of such registrable securities by the Holders, including, but not limited to, under Rule 415 under the Securities Act at then prevailing market prices. (The term “registrable securities” includes all shares of common stock issuable upon conversion of the Notes and upon exercise of the warrants.) The Company has the obligation to obtain an effective date of said registration statement within 90 days of the initial filing date, subject to an additional 30-day extension, if required, in order to obtain an uplisting of the Company’s common stock on a national exchange. The non-attainment of this covenant would be a breach under the Notes. All costs involving the filing of said registration statement shall be borne by the Company and not by the Holders, except for sales or other brokerage commissions incurred by the Holders.

The Company also executed an Irrevocable Letter of Instructions with the Company’s transfer agent pursuant to which it reserved for issuance an aggregate of 421,874 number of shares of common stock in the aggregate for possible issuance upon conversion of the Notes and exercise of the warrants. Pursuant to the Irrevocable Letter of Instructions, the Holders can instruct the Company’s transfer agent to make an original issuance of shares of the Company’s common stock upon conversion of the Notes and exercise of the warrants.

The foregoing descriptions of the Notes, warrant, SPAs and Irrevocable Transfer Agent Instructions do not purport to be complete and are qualified in its entirety by reference to the full text of such documents, copies of which are filed hereto as Exhibits 10.1 through 10.10 and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Promissory Note dated September 20, 2021, issued by the Company to Holder No. 1 in the principal amount of $562,500.
10.2	Securities Purchase Agreement dated September 20, 2021, by and between the Company and Holder No. 1.
10.3	Common Stock Purchase Warrant issued September 20, 2021 issued by the Company to Holder No. 1.
10.4	Registration Rights Agreement dated September 20, 2021 between the Company and the Holder No. 1.
10.5	Irrevocable Letter of Instructions to the transfer agent dated September 20, 2021 by and among, the Company, Holder No. 1 and Continental Stock Transfer & Trust Company.
10.6	Promissory Note dated September 20, 2021, issued by the Company to Holder No. 2 in the principal amount of $562,500.
10.7	Securities Purchase Agreement dated September 20, 2021, by and between the Company and Holder No. 2.
10.8	Common Stock Purchase Warrant issued September 20, 2021 issued by the Company to Holder No. 2.
10.9	Registration Rights Agreement dated September 20, 2021 between the Company and the Holder No. 2.
10.10	Irrevocable Letter of Instructions to the transfer agent dated September 20, 2021 by and among, the Company, Holder No. 2 and Continental Stock Transfer & Trust Company.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIQUITY TECHNOLOGIES, INC.

Date: September 24, 2021	By:	/s/ Dean Julia
Dean Julia
Chief Executive Officer

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